                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   May 2, 2000
                Date of Report (Date of earliest event reported)


                               LENNAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



              DELAWARE                                  1 - 11749                             59 - 1281887
        (State of Incorporation)                 (Commission File Number)           (IRS Employer Identification No.)




                           700 NORTHWEST 107TH AVENUE
                                 MIAMI, FLORIDA
                                      33172
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (305) 559-4000
              (Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.

On May 2, 2000, Lennar Corporation acquired U.S. Home Corporation in a transaction by which U.S. Home was merged into, and became, a wholly owned subsidiary of Lennar. As a result of the merger, most U.S. Home stockholders received, for each U.S. Home share they owned, $18 in cash and .96 shares of Lennar common stock. However, U.S. Home stockholders who elected to receive their entire consideration in cash received $36 in cash. Because of limitations on the number of Lennar shares to be issued in the transaction, U.S. Home stockholders who elected to receive their entire consideration in Lennar common stock received, for each U.S. Home share they had owned, 1.492 shares of Lennar common stock and $8.03 in cash.

Information about the transaction is incorporated by reference to Lennar's Registration Statement, Commission File No. 333-32860.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired.

         Incorporated by reference to Lennar's Registration Statement, Commission File No. 333-32860.

         (b) Pro Forma Financial Information.

         Incorporated by reference to Lennar's Registration Statement, Commission File No. 333-32860.

         (c)  Exhibits.

         99.1     Press Release, dated May 3, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LENNAR CORPORATION



                                    By:  /s/  Bruce Gross
                                         --------------------------------------
                                         Name:  Bruce Gross
                                         Title: Vice President and
                                                Chief Financial Officer



Date: May 12, 2000

                                  EXHIBIT INDEX



Exhibit No.                Exhibit
-----------                --------

99.1                       Press Release, dated May 3, 2000.